NORTH CAROLINA SUBLEASE AGREEMENT
1.THE PARTIES. This Lease Agreement (the “Agreement”) made this 08/01/2025 is between:
Sublessor Name: Daniel Morgan (the “Sublessor”), AND
Sublessee Name: Jason Gunter (Red Cat Holdings, Inc) (the “Sublessee”).
The Sublessor and Sublessee are together referred to as the “Parties.”
The Parties agree that the Sublessor shall sublet and the Sublessee shall take possession of the property located at 3210 Ray Rd, Spring Lake NC 28390 (the “2nd Level of Premises”) on the following terms:
2.TERM. The term of this Sublease shall commence on August 1, 2025, and shall terminate on August 1, 2026, unless otherwise terminated in accordance with the terms herein. Thereafter, the lease shall continue on a month-to-month basis until terminated by either party with 30 days’ written notice.
3.RENT. The rent to be paid by the Sublessee to the Sublessor throughout the term of this Agreement must be paid on the 1st day of every ☐ Week ☒ Month (check one). The rent is to be paid in installments of $3000.00. The rent shall be paid in the following manner: Check/Credit Card/ACH Deposit.
4.SECURITY DEPOSIT. The Sublessee will pay $0 to the Sublessor as a security deposit. Deductions permitted by North Carolina law may be made from the security deposit and the remainder, if any, shall be returned to the Sublessee within [#] days of the termination of the Agreement.
5.MOVE-IN CHECKLIST. At the time of taking possession of the Premises by the Sublessee, the Sublessor and Sublessee: (check one)
☐ - WILL be required to complete a move-in checklist that provides a detailed account of the condition of the Premises including, but not limited to, repairs needed, water damage, or material defects.
☒ - Will NOT be required to complete a move-in checklist that provides a detailed accounting of the condition of the Premises, unless otherwise required by law.
6.PARKING. The Sublessee: (check one)
☒ - Is entitled to 6 parking space(s). The parking space(s) is / are located at: 3210 Ray Rd Spring Lake NC.
☐ - Is NOT entitled to use a parking space as part of this Agreement.
7.UTILITIES. The Sublessee is responsible for the following utilities: (check all that apply)
☐ - Electricity

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☐ - Water
☐ - Trash Collection
☐ - Cable / Internet
☐ - Heat
☐ - Other: [OTHER UTILITY (IF ANY)].
8.SMOKING. The Sublessee: (check one)
☐ - Is permitted to smoke in the following area(s) ONLY: [PERMITTED AREA(S)].
☒ - Is NOT permitted to smoke on the Premises or in any common / shared areas.
9.GUESTS. The Sublessee is allowed business visitors once proper security / compliance verification has been made. Red Cat Holdings occupies a building space with an active facility clearance and proper arrangements must be made with C3A in the event uncleared personnel may be in the building.
10.TERMINATION OF MASTER LEASE. If the Sublessor terminates their tenancy in the Premises under the Master Lease, the Sublessee agrees that if the Master Lease is terminated for any reason, this Agreement will terminate as of the same date.
11.SUBLEASING AND ASSIGNMENT. The Sublessee may not lease, sublease, or assign the Premises without the prior written consent of the Sublessor.
12.DISPUTES. If a dispute arises during or after the term of this Agreement between the Parties, they shall agree to negotiate amongst themselves before any litigation.
13.LIABILITY. The Sublessee agrees to surrender and deliver to the Sublessor the Premises, including all furniture and decorations within the Premises, in the same condition as they were at the beginning of the term, with reasonable wear and tear accepted. The Sublessee will be liable to the Sublessor for any damage to the Premises, the contents thereof, and the living areas, including any common spaces. All actions conducted by any guests of the Sublessee are the responsibility and liability of the Sublessee.
14.ORIGINAL COPIES. The Parties to this Agreement acknowledge the receipt of an executed copy thereof.
15.WRITTEN AGREEMENT. This Agreement constitutes the sole agreement between the Parties with no additions, deletions, or modifications that may be accomplished without the written consent of both Parties. Any oral representations made at the time of executing this Agreement are not legally valid and, therefore, are not binding upon either party.
16.GOVERNING LAW. This Agreement shall be governed by the laws in the state of North Carolina.
17.ADDITIONAL TERMS & CONDITIONS.

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Red Cat Holdings, Inc. agrees to:
- Assist in maintaining the cleanliness of the surrounding leased area.
- Share responsibility for maintaining and replenishing common area supplies and shared facilities.
- Participate in general upkeep and organization of all common areas within the Premises.
18.ENTIRE AGREEMENT. This Agreement contains the entire agreement of all parties on these matters, superseding any previous agreement between them.
19.SIGNATURES.
IN WITNESS WHEREOF, the Sublessor and Sublessee agree to the terms and have executed and dated this Agreement below.
Sublessor Signature: /s/Daniel Morgan                 Date: 08/01/2025
Printed Name: Daniel Morgan
Sublessee Signature: /s/Jason Gunter                 Date: 08/01/2025
Printed Name: Jason Gunter

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